CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





FIRST INVESTORS INSURED TAX EXEMPT FUND, INC.
95 WALL STREET
NEW YORK, NY  10005



We consent to the use in Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (File No. 2-57473) of our report dated February 2, 2001 relating to the December 31, 2000 financial statements of First Investors Insured Tax Exempt Fund, Inc., which are included in said Registration Statement.




                                                    TAIT, WELLER & BAKER




PHILADELPHIA, PENNSYLVANIA
APRIL 13, 2001